EXHIBIT 10.66

               AMENDMENT TO SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
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     This  Amendment  to  the  Triton  Exploration  Services,  Inc. Supplemental
Executive Retirement Plan (this "Amendment") is executed by Triton Exploration Services, Inc., a Delaware corporation ("Triton"), effective as May 11, 1999.

                                R E C I T A L S:
                                ---------------

     A. Triton has adopted the Supplemental Executive Retirement Plan Amended and Restated 1992 Stock Option Plan (the "Plan"), and amended and restated the Plan effective as of January 1, 1998; and

     B. In accordance with the terms of the Plan, the Board of Directors has adopted certain amendments to the Plan effective as of May 11, 1999.

     NOW, THEREFORE, in accordance with the terms of the Plan, the Plan is amended in the following respects:

1.   Section 1.06 is amended to read in its entirety as follows:

"1.06 Change in Control

 Change in Control means the occurrence of any of the following:

     (a)  The consummation of:

          (1) Any consolidation, amalgamation, merger or other form of business combination of Parent, or to which Parent is a party, in which (x) Parent is not the continuing or surviving corporation or (y) where Parent is the continuing or surviving corporation, Parent's ordinary shares would be converted into cash, securities or other property, or the holders of Parent's ordinary shares immediately prior to the consolidation, amalgamation, merger or other form of business combination would represent less than a majority of the common stock or ordinary shares of the surviving corporation immediately after the consolidation, amalgamation, merger or other form of business combination, or

          (2) Any sale, lease, exchange or other transfer (excluding transfer by way of hypothecation), in one transaction or a series of related transactions, of all, or substantially all, of the assets of Parent;

     (b) The shareholders of Parent approve any plan or proposal for the liquidation or dissolution of Parent,

     (c) Any 'person' (as such term is defined in Section 3(a)(9) or Section 13(d)(3) under the Securities Exchange Act of 1934) or any 'group' (as such term is used in Rule 13d-5 promulgated under the Securities Exchange Act of 1934), other than Parent or any successor of Parent or any subsidiary of Parent or any employee benefit plan of Parent or any subsidiary (including such plan's trustee), becomes, without the prior approval of the Directors of Parent, a beneficial owner for purposes of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, directly or indirectly, of securities of Parent representing 25% or more of Parent's then outstanding securities having the right to vote in the election of Directors of Parent, or

     (d) During any period of two consecutive years, individuals who, at the beginning of such period constituted the entire Board of Directors of Parent, cease for any reason (other than death) to constitute a majority of the Directors of Parent, unless the election, or the nomination for election, by Parent's shareholders, of each new Director of Parent was approved by a vote of at least two-thirds of the Directors of Parent then still in office who were Directors of Parent at the beginning of the period."


     2. Except as amended by the provisions of this Amendment, all other provisions of the Plan remain in full force and effect.

     IN WITNESS WHEREOF, Triton has caused this Amendment to be executed by its duly authorized officer effective this 11th day of May, 1999.


                              TRITON  EXPLORATION  SERVICES, INC.




                              By:_________________________________
                                 A.E. Turner, III, Senior Vice President
                                    and Chief Operating Officer